Three Months Ended June 30,
Primary                                  2000             1999

Net loss                                 $(1,079,317)     $ (233,468)

Less - preferred stock
dividends                                     (8,193)        (10,125)

Net loss applicable for
common shares                            $(1,087,510)     $ (243,593)


Weighted average number of
common shares outstanding
during the year                            7,805,544       7,757,260

Basic loss per common share              $      (.14)     $     (.03)

Fully Diluted

Net loss applicable for
common share                             $(1,087,510)     $ (243,593)

Add - dividends on
convertible preferred stock                        -               -

Net  (loss) for fully diluted
net income per share                     $(1,087,510)     $ (243,593)

Weighted average number of
shares used in calculating
primary loss  per common share             7,805,544       7,757,260

Assuming conversion of
convertible preferred stock
and stock options
(weighted average)                                 -               -

Weighted average number of
common shares outstanding
as adjusted                                7,805,544       7,757,260

Fully diluted loss per
common share                             $      (.14)     $     (.03)


                                         Nine Months Ended June 30,
        Primary                          2000            1999

Net income (loss)                        $(2,522,780)    $  886,976

Less - preferred stock dividends             (25,485)       (39,468)

Net income (loss) applicable
for common shares                        $(2,548,265)    $  847,508

Weighted average number of
common shares outstanding
during the year                            7,799,027      7,700,320

Basic income (loss) per
common share                             $      (.33)    $      .11


         Fully Diluted

Net income (loss) applicable
for common share                         $(2,548,265)    $ 847,508

Add - dividends on
convertible preferred stock                        -        39,468

Net income (loss) for
fully diluted net income
per share                                $(2,548,265)    $ 886,976

Weighted average number of
shares used in calculating
primary income (loss) per
common share                               7,799,027     7,700,320

Assuming conversion of
convertible preferred
stock and stock options
(weighted average)                                 -       273,420

Weighted average number
of common shares
outstanding as adjusted                    7,799,027     7,973,740

Fully diluted earnings (loss)
per common share                              $ (.33)        $ .11